Exhibit 99.1
Starbucks Reports Preliminary Q4 and Full Fiscal Year 2024 Results
Results Reflect Challenged Customer Experience; Management is Developing a Plan to Get Back to Starbucks and Will Provide Insights into Its Plan during the Q4 and Full Fiscal Year 2024 Earnings Call

SEATTLE; October 22, 2024 — Starbucks Corporation (NASDAQ: SBUX) today reported preliminary financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 29, 2024. GAAP results in fiscal 2024 and fiscal 2023 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

For the fourth quarter of fiscal year 2024, global comparable store sales declined 7%, and consolidated net revenues declined 3% to $9.1 billion, or a 3% decline on a constant currency basis. GAAP earnings per share is $0.80, down 25% over prior year. Non-GAAP earnings per share is also $0.80, declining 24% on a constant currency basis.

The company’s results were primarily driven by softness in North America’s revenues in the quarter, specifically a 6% decline in U.S. comparable store sales, driven by a 10% decline in comparable transactions, partially offset by a 4% increase in average ticket. The accelerated investments in an expanded range of product offerings coupled with more frequent in-app promotions and integrated marketing to entice frequency across the customer base did not improve customer behaviors, specifically traffic across both Starbucks Rewards and non-SR customer segments, resulting in lower-than-expected performance. Additionally, China comparable store sales declined 14%, driven by an 8% decline in average ticket compounded by a 6% decline in comparable transactions, weighed down by intensified competition and a soft macro environment that impacted consumer spending.

For the full fiscal year 2024, global comparable store sales declined 2%, and consolidated net revenues increased 1% to $36.2 billion, also a 1% increase on a constant currency basis. GAAP earnings per share is $3.31, down 8% over prior year. Non-GAAP earnings per share is also $3.31, declining 6% on a constant currency basis. The lower-than-expected performance for the full fiscal year was a result of pronounced traffic decline, including a cautious consumer environment, and our targeted and accelerated investments not improving customer behaviors, as well as the macro and competitive environment in China pressuring our results further.

Given the company’s ceo transition coupled with the current state of the business, guidance will be suspended for the full fiscal year 2025. This will allow ample opportunity to complete an assessment of the business and solidify key strategies, while stabilizing and positioning the business for long-term growth.

With a strategic reset underway, the company remains committed to creating shareholder value and is announcing that its Board of Directors approved an increase in the quarterly cash dividend from $0.57 to $0.61 per share of outstanding common stock. The dividend and related increase demonstrates the company’s confidence in the long-term growth.

“Despite our heightened investments, we were unable to change the trajectory of our traffic decline, resulting in pressures in both our top-line and bottom-line. While our efficiency efforts continued to produce according to plan, they were not enough to outpace the impact of the decline in traffic,” commented Rachel Ruggeri, chief financial officer. “We are developing a plan to turn around our business, but it will take time. We want to amplify our confidence in the business, and provide some certainty as we drive our turnaround. For that reason, we have increased our dividend,” Ruggeri added.

“Our fourth quarter performance makes it clear that we need to fundamentally change our strategy so we can get back to growth and that's exactly what we are doing with our ‘Back to Starbucks’ plan,” commented Brian Niccol, chairman and chief executive officer. “I’ve spent my first several weeks in stores engaging with and listening to feedback from our partners and customers. It’s clear that Starbucks is a much-loved brand. We need to focus on what has always set us apart — a welcoming coffeehouse where people gather and where we serve the finest coffee, handcrafted by our skilled baristas. We are energized and the team is already moving quickly. I’ll share more details at our upcoming earnings call, but invite you to listen to my initial thoughts on our investor relations website,” Niccol concluded.

Starbucks released a video of prepared remarks by Brian Niccol, chairman and chief executive officer. The video is available at https://investor.starbucks.com/ and the video will be available on the company’s website until the end of day, Thursday, December 5, 2024. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure. A transcript of the video accompanies this Release.

Starbucks plans to release its actual fourth quarter and full fiscal year 2024 financial results after market close on Wednesday, October 30, 2024, with a conference call to follow at 2:00 p.m. Pacific Time. The conference call will be webcast, including closed captioning, and can be accessed on the company’s website at https://investor.starbucks.com/. A replay of the webcast will be available on the company’s website until the end of day, Friday, December 13, 2024.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 40,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in the prepared remarks from our chairman and ceo are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as:

•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns) or governmental actors (such as retaliatory legislative treatment) who object to certain actions taken or not taken by the Company, which responses could adversely affect our brand value;
•the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•our anticipated operating expenses, including our anticipated total capital expenditures;
•the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our Back to Starbucks plan;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the impact of adverse weather conditions or natural disasters;
•the impact of significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions, or dynamics specific to our relationships with such parties;
•unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•inherent risks of operating a global business including geopolitical instability, local labor policies and conditions, including labor strikes and work stoppages, protectionist trade policies, or economic or trade sanctions, and compliance with local trade practices and other regulations;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, expansions, initiatives, strategies, investments, plans, or prospects;
•potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with data protection laws;
•our environmental, community, and farmer promises and any reaction related thereto, such as the rise in opposition to “ESG” and inclusion and diversity efforts;
•risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates;
•the impact of health epidemics, pandemics, or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations; and
•the impact of significant legal disputes and proceedings, or government investigations.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States (GAAP). When provided to investors, our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management does not believe they contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs	Management excludes transaction and integration costs for reasons discussed above. Additionally, we incur certain costs associated with certain divestiture activities. The majority of these costs will be recognized over a finite period of time.
Gain on sale of assets	Management excludes the gain related to the sale of assets to Nestlé, primarily consisting of intellectual properties associated with the Seattle's Best Coffee brand, as these items do not reflect future gains or tax impacts for reasons discussed above.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Oct 1, 2023 as reported (GAAP)	$9,373.6
Revenue for the quarter ended Sep 29, 2024 as reported (GAAP)	$9,074.0
Change (%)	(3.2)%
Constant Currency Impact (%)	0.3%
Change in Constant Currency (%)	(2.9)%

Year Ended
Consolidated
Revenue for the year ended Oct 1, 2023 as reported (GAAP)	$35,975.6
Revenue for the year ended Sep 29, 2024 as reported (GAAP)	$36,176.2
Change (%)	0.6%
Constant Currency Impact (%)	0.7%
Change in Constant Currency (%)	1.3%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended
Consolidated	Sep 29, 2024	Oct 1, 2023	Change	Constant Currency Impact	Change in Constant Currency
Diluted net earnings per share, as reported (GAAP)	$0.80	$1.06	(24.5)%
Non-GAAP EPS	$0.80	$1.06	(24.5)%	0.9%	(23.6)%

	Year Ended
Consolidated	Sep 29, 2024	Oct 1, 2023	Change	Constant Currency Impact	Change in Constant Currency
Diluted net earnings per share, as reported (GAAP)	$3.31	$3.58	(7.5)%
Restructuring and impairment costs (1)	—	0.02
Transaction and integration-related costs (2)	—	0.00
Gain from sale of assets	—	(0.08)
Income tax effect on Non-GAAP adjustments (3)	—	0.02
Non-GAAP EPS	$3.31	$3.54	(6.5)%	0.9%	(5.6)%
(1)Represents costs associated with our restructuring efforts.
(2)Fiscal 2023 includes transaction-related expenses related to the sale of our Seattle's Best Coffee brand.
(3)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.